Exhibit 32
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Sections 1350(a) and (b))
I, Anthony G. Capuano, President and Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:
(1)the quarterly report on Form 10-Q of the Company for the period ended September 30, 2026 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 2, 2026	/s/ Anthony G. Capuano
Anthony G. Capuano President and Chief Executive Officer (Principal Executive Officer)
I, Jennifer C. Mason, Executive Vice President and Chief Financial Officer of Marriott International, Inc. (the “Company”) certify that:
(1)the quarterly report on Form 10-Q of the Company for the period ended September 30, 2026 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 2, 2026	/s/ Jennifer C. Mason
Jennifer C. Mason Executive Vice President and Chief Financial Officer (Principal Financial Officer)